UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2003

Apogent Technologies Inc.

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11091	22-2849508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Penhallow Street

Portsmouth, New Hampshire 03801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(603) 433-6131

Item 5.    Other Events and Regulation FD Disclosure

On October 16, 2003, Apogent Technologies Inc. issued a press release reporting the expiration, at 5:00 p.m. New York City time on October 15, 2003, of its tender offer and consent solicitation for any and all of its 8% Senior Notes due 2011. The total amount tendered aggregated $317,955,000 (including amounts previously announced), or approximately 97.8% of the $325,000,000 aggregate principal amount of the Notes outstanding prior to the tender offer. The press release is attached as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

Exhibit Number	Description

99.1	Press release dated October 16, 2003, reporting expiration of Apogent’s tender offer and consent solicitation for any and all of its 8% Senior Notes due 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGENT TECHNOLOGIES INC. (Registrant)

Date: October 16, 2003	By:	/s/ DENNIS B. BROWN
Dennis B. Brown Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 16, 2003